EXHIBIT h.6
                         THIRD AMENDMENT TO AMENDED AND
                       RESTATED FINANCIAL AGENT AGREEMENT












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                               THIRD AMENDMENT TO
                 AMENDED AND RESTATED FINANCIAL AGENT AGREEMENT

THIS AMENDMENT made effective as of the 1st day of January, 2003 amends that certain Financial Agent Agreement dated November 19, 1997, as amended March 23, 1998 and June 1, 1998, and updated by letter agreement dated February 9, 2001, by and among the following parties (the "Agreement") as hereinbelow provided.

                              W I T N E S S E T H :

         WHEREAS, the parties hereto wish to amend Schedule A of the Agreement to reflect fee schedule changes associated with the Amended and Restated Sub-Administration Agreement dated January 1, 2003 by and between Phoenix Equity Planning Corporation and PFPC, Inc., to clarify those services provided directly by the Financial Agent for which it shall be compensated and to update the list of Funds subject to the Agreement:

         NOW, THEREFORE, in consideration of the foregoing premise and other good and valuable consideration, the parties hereby agree that the Agreement is hereby amended as follows:

1. Schedule A is hereby replaced with the Schedule A attached hereto and made a part hereof.

2. Except as hereinabove and hereinbefore amended, this Agreement embodies the entire agreement and understanding between the parties with respect to the subject matter hereof.


                                         [signature page follows]


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IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their duly authorized officers on this 21st day of May 2003.


                                 PHOENIX-ABERDEEN WORLDWIDE OPPORTUNITIES FUND PHOENIX EQUITY SERIES FUND
                                 PHOENIX-GOODWIN CALIFORNIA TAX EXEMPT BOND FUND PHOENIX INVESTMENT TRUST 97
                                 PHOENIX MULTI-PORTFOLIO FUND
                                 PHOENIX MULTI-SERIES TRUST
                                 PHOENIX-OAKHURST INCOME & GROWTH FUND
                                 PHOENIX-OAKHURST STRATEGIC ALLOCATION FUND
                                 PHOENIX PARTNER SELECT FUNDS
                                 PHOENIX-SENECA FUNDS
                                 PHOENIX SERIES FUND
                                 PHOENIX STRATEGIC EQUITY SERIES FUND


                                          By: /s/ Philip R. McLoughlin
                                             -----------------------------------
                                              Philip R. McLoughlin
                                              President

                                 PHOENIX EQUITY PLANNING CORPORATION


                                          By: /s/ William R. Moyer
                                             -----------------------------------
                                              William R. Moyer
                                              Executive Vice President, Chief Financial Officer &
                                              Treasurer



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                                                                      SCHEDULE A

                       REVISED PURSUANT TO THIRD AMENDMENT
                            EFFECTIVE JANUARY 1, 2003

                              Revised Fee Schedule
                 Fee Information for Services as Financial Agent

For its services hereunder, Financial Agent shall be paid a fee equal to the sum of (1) the document cost of fund accounting and related services provided by PFPC, Inc., as subagent, to Financial Agent, plus (2) the document cost to Financial Agent to provide tax services and oversight of subagent's performance.

The current PFPC fees are attached here to and made a part hereof.




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                       REVISED PURSUANT TO THIRD AMENDMENT
                            EFFECTIVE JANUARY 1, 2003

                                PFPC FEE SCHEDULE

ANNUAL COMPLEX ASSET BASED FEES:

The following annual fee will be calculated based upon the Portfolios' aggregate average net assets and paid monthly:

0.065% for the first $5 billion of aggregate average net assets of the Portfolios;
0.061% for the next $5 billion of aggregate average net assets of the Portfolios;
0.055% for the next $5 billion of aggregate average net assets of the Portfolios;
0.040% for the next $5 billion of aggregate average net assets of the Portfolios; and
0.030% on the aggregate average net assets of the Portfolios in excess of $20 billion.

Services for any new mutual fund added to the Agreement during the Agreement's term will be subject to the same fee schedule.

MONTHLY COMPLEX MINIMUM FEE:

The following monthly complex minimum will be calculated per each Portfolio serviced:

$5,833 for the first 50 Portfolios;
$5,417 for the next 25 Portfolios; and
$5,000 for each Portfolio over 75.

OUT-OF-POCKET EXPENSES:

PEPCO will reimburse PFPC for out-of-pocket expenses incurred on a Fund's behalf, including, but not limited to the following:

Pricing Service: *
Domestic Equity                               $0.14
Foreign Equity                                $0.55
Corporate Bond                                $0.40
Foreign Bond                                  $0.55
Municipal Bond                                $0.60
CMO/Asset back                                $0.80
Broker obtained quotes                        $1.00

Mainframe IAS Reports Transmissions           $2,000 per month
Remote IAS access                             $1,500 per month
Daily NAV distribution (approx.)              $0.24 per minute (fax);
                                              $0.004 per minute (email)
Federal Express charges                       Actual charges
Record storage                                $6 per month
*These prices will be charged at the CUSIP level and will not be charged for each holding.


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MISCELLANEOUS:

Any fee or out-of-pocket expenses not paid within 30 days of the date of the original invoice will be charged a late payment fee of 1% per month until payment of the fees are received by PFPC. If PFPC is removed from the Amended and Restated Sub-Administration and Accounting Services Agreement other than for a material breach thereof, you shall pay any costs of time and material associated with the deconversion.




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                                                                      SCHEDULE A

                      FUNDS SUBJECT TO AMENDED AND RESTATED
                   FINANCIAL AGENT AGREEMENT DATED 11/19/1997
                              (AS OF MAY 21, 2003)

PHOENIX-ABERDEEN WORLDWIDE OPPORTUNITIES FUND

PHOENIX EQUITY SERIES FUND
  Phoenix-Duff & Phelps Core Equity Fund
  Phoenix-Oakhurst Growth & Income Fund

PHOENIX-GOODWIN CALIFORNIA TAX EXEMPT BOND FUND

PHOENIX INVESTMENT TRUST 97
  Phoenix-Hollister Value Small Cap Value Fund
  Phoenix-Hollister Value Equity Fund

PHOENIX MULTI-PORTFOLIO FUND
  Phoenix-Aberdeen International Fund
  Phoenix-Duff & Phelps Real Estate Securities Fund
  Phoenix-Goodwin Emerging Markets Bond Fund
  Phoenix-Goodwin Tax-Exempt Bond Fund
  Phoenix-Seneca Tax Sensitive Growth Fund

PHOENIX MULTI-SERIES TRUST
  Phoenix-Goodwin Multi-Sector Fixed Income Fund
  Phoenix-Goodwin Multi-Sector Short Term Bond Fund

PHOENIX-OAKHURST INCOME & GROWTH FUND

PHOENIX-OAKHURST STRATEGIC ALLOCATION FUND

PHOENIX PARTNER SELECT FUNDS
  Phoenix Partner Select Growth & Dividend Fund
  Phoenix Partner Select Wealth Builder Fund

PHOENIX SERIES FUND
  Phoenix-Duff & Phelps Core Bond Fund
  Phoenix-Engemann Aggressive Growth Fund
  Phoenix-Engemann Capital Growth Fund
  Phoenix-Goodwin High Yield Fund
  Phoenix-Goodwin Money Market Fund
  Phoenix-Oakhurst Balanced Fund

PHOENIX-SENECA FUNDS
  Phoenix-Seneca Bond Fund
  Phoenix-Seneca Mid-Cap "EDGE"(SM) Fund
  Phoenix-Seneca Real Estate Securities Fund

PHOENIX STRATEGIC EQUITY SERIES FUND
  Phoenix-Seneca Growth Fund
  Phoenix-Seneca Strategic Theme Fund